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                                                                    EXHIBIT 23


                          TIMOTHY M. HOHL COMPANY P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS

4104 W. LINEBAUGH AVENUE, SUITE 201          MEMBERS OF:
TAMPA, FLORIDA 33624                               AMERICAN INSTITUTE OF CPA'S
(813)960-9803 FAX (813)960-9802                    FLORIDA INSTITUTE OF CPA'S
                                                   SEC PRACTICE SECTION


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Sterling Financial Services of Florida - I, Inc.

We hereby consent to the reference to our firm under the heading "Experts" in the Registration Statement and to the filing of our report on the financial statements of Sterling Financial Services of Florida - I, Inc. as of January 10, 1997.



/s/ Timothy M. Hohl Company P.A.
--------------------------------
Timothy M. Hohl Company P.A.
January 17, 1997